UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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[ ]	Soliciting Material Pursuant to § 240.14a-12

OMEGA FLEX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMENDMENT TO PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 11, 2019

The date of this Amendment is May 13, 2019

The following information relates to the proxy statement (the “Proxy Statement”) of Omega Flex, Inc. (the “Company”), filed on April 26, 2019, to shareholders of record of the Company as of April 1, 2019, in connection with the solicitation of proxies by the board of directors for use at the annual meeting of the shareholders to be held at the Reed Institute, 152 Notre Dame Street, Westfield, Massachusetts, on Tuesday, June 11, 2019 at 1:00 p.m. local time. Capitalized terms used in this amendment to the Proxy Statement (the “Amendment”) and not otherwise defined have the meaning given to them in the Proxy Statement.

EXPLANATORY NOTE

This Amendment is being filed to amend Proposal 2 of the Proxy Statement to include, for shareholder approval, an additional award of 500 restricted stock units (“RSUs”) to non-employee director James M. Dubin. The Board has determined that it would be in the Company’s best interests to award these additional 500 RSUs to non-employee director James M. Dubin. To reflect this additional award, the Company hereby updates all of its Proxy Statement disclosures relating to an aggregate of 2,000 shares of common stock for issuance pursuant to RSUs granted under the Director RSU Agreement to 2,500, and hereby updates all references to the four non-employee director recipients of the RSUs to five non-employee director recipients, namely James M. Dubin, David Evans, Nicholas Filler, Derek Glanvill and Bruce Klink.

Except as described in this Amendment, the information provided in the Proxy Statement continues to apply, including the form of the Director RSU Agreement attached to the Proxy Statement as Exhibit A. To the extent that information in this Amendment differs from or updates information contained in the Proxy Statement, the information in this Amendment is more current.

This Amendment should be read in conjunction with the Proxy Statement.

AMENDMENT TO PROXY STATEMENT

Proposal 2 is hereby amended and restated in its entirety to read as follows:

“The Board of Directors of the Company (the “Board”) is seeking shareholder approval for grants of restricted stock units (“RSUs”) over shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) to certain non-employee directors of the Company. If approved by the Company’s shareholders, the RSUs will be settled on the date of the 2019 annual meeting of the Company’s shareholders.

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The Board has approved, subject to shareholder approval, an award of 500 RSUs to each of these directors: James M. Dubin, David Evans, Nicholas Filler, Derek Glanvill and Bruce Klink, pursuant to the terms and conditions described further below. The Company believes that RSU awards are an important aid in compensating non-employee members of the Board and will enable them to increase their ownership of shares, and thereby align their interest with those of the Company’s shareholders. If approved by the shareholders, a total of 2,500 shares of common stock will be issued pursuant to the RSUs that have been granted to the non-employee directors. The Company is not otherwise seeking shareholder approval for the authority to grant stock-based awards in the future to the non-employee directors or employees of the Company. The Company has not granted stock-based awards since it first became a publicly traded company in 2005.

The principal features of the RSUs are summarized in the section on Director Compensation on page 33 below, but the summary is qualified in its entirety by reference to the full text of the Director RSU Agreement. The form of the Director RSU Agreement is attached to this proxy statement as Exhibit A.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPANY’S RESTRICTED STOCK UNIT AWARDS TO NON-EMPLOYEE DIRECTORS”

The disclosure provided under the heading “Vote Required” for Proposal 2 on page 6 of the Proxy Statement is hereby amended and restated in its entirety:

“For Proposal 2 (approval of grant of restricted stock units to five non-employee directors), the vote of a majority of the shares present at the annual meeting and entitled to vote FOR the approval of the grant of the restricted stock units will pass the proposal. Any abstentions and non-votes will have no effect on the outcome of the Proposal. If a majority of the shares present and entitled to vote on the proposal do not approve the grant of restricted stock units to five non-employee directors, then the grants of those restricted stock units will be forfeited, and no shares of Omega Flex, Inc. common stock will be issued from those forfeited restricted stock units.”

The disclosure provided under the heading “Voting Rights” as set forth beginning on page 7 of the Proxy Statement is hereby amended to reflect that the approval of Proposal 2 would increase the number of issued and outstanding shares of the Company’s common stock by 2,500, and decrease the treasury shares of common stock held by the Company by 2,500.

The disclosure provided under the heading “Restricted Stock Units” as set forth beginning on page 32 of the Proxy Statement is hereby amended to reflect that an aggregate of 2,500 shares of common stock are authorized and reserved for issuance pursuant to RSUs granted under the Director RSU Agreements. Furthermore, the references to four non-employee members of the Board eligible to be, and have been granted RSUs, is hereby amended to reflect five non-employee members of the Board (Dubin, Evans, Filler, Glanvill and Klink).

The “Issued RSUs” table beginning on page 35 of the Proxy Statement is also hereby amended and restated in its entirety:

“The following table shows the total number of RSUs that will be granted to each of the individuals and groups indicated below if the RSUs are approved by shareholders of the Company:

Name and Position	Dollar Value		Number of RSUs
Kevin R. Hoben, Chairman & CEO	-0-		-0-
Mark F. Albino, President & COO	-0-		-0-
Steven A. Treichel, Senior Vice President	-0-		-0-
Paul J. Kane, Vice President & CFO	-0-		-0-
Timothy P. Scanlan, General Counsel & Secretary	-0-		-0-
All current executive officers as a group	-0-		-0-
All current directors who are not executive officers as a group	$ 189,500.00	(1)	2,500
All employees, including all current officers who are not executive officers, as a group	-0-		-0-

(1) Estimated, using the closing price per share of the Common Stock of $75.80 on March 29, 2019. Based on a closing price per share of the Common Stock of $85.59 on May 8, 2019, the estimated value would be $213,975.00.”

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SOLICITATION AND REVOCATION OF PROXIES

This Amendment has been made available electronically together with the Proxy Statement. In accordance with rules instituted by the Securities and Exchange Commission, the notice of internet availability has been mailed to all shareholders. The notice contains instructions on accessing the proxy statement and the annual report of the Company on our website – www.envisionreports.com/OFLX for registered shareholders, or www.edocumentview.com/OFLX for shares held through a banker or broker. If you wish to obtain a paper copy of the proxy statement and annual report, please follow the instructions on the notice of internet availability. Please refer to the Proxy Statement and annual report for information concerning the affairs of the Company. The annual report does not constitute proxy soliciting material.

It is important that your shares be represented at the annual meeting.

All shareholders are cordially invited to attend the annual meeting in person. Whether or not you plan to attend the annual meeting in person, please vote your shares in accordance with the instructions on the notice of internet availability. If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you voted by internet or by telephone, that vote will not limit your right to vote in person at the annual meeting.

Except as described above, this Amendment to the Proxy Statement does not otherwise affect the Proxy Statement. This Amendment should be read together with the Proxy Statement. If a proxy is voted pursuant to the instructions in the notice of internet availability, the shares represented will be voted at the annual meeting and where a choice is specified, will be voted in accordance with the specification made. Proxies may be revoked at any time prior to voting by (1) executing and delivering a later dated proxy to the secretary of the Company at or before the annual meeting, (2) voting in person at the annual meeting or (3) giving written notice of revocation to the secretary of the Company at or before the annual meeting.

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